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                                                                      Exhibit n.

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated August 20, 2003, relating to the statement of net assets of PIMCO Floating Rate Income Fund as of August 19, 2003, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Auditors" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
October 17, 2003